SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 7, 2003

INTERNATIONAL FLAVORS & FRAGRANCES INC. (Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)

1-4858 (Commission File Number)	13-1432060 (I.R.S. Employer Identification No.)

521 West 57 th Street, New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

(212) 765-5500 (Registrant’s Telephone Number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of International Flavors & Fragrances Inc., dated July 7, 2003.

Items 9 and 12.

         Attached and incorporated herein by reference and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. (“IFF”) dated July 7, 2003, affirming IFF’s earnings guidance for the second quarter of 2003 and commenting on sales.

The discussion of the Company’s expected and historical results includes and, where indicated, excludes the impact of sales attributable to certain non-core businesses disposed of in 2002 and exchange rate fluctuations. Such information is supplemental to information presented in accordance with generally accepted accounting principles (GAAP) and is not intended to represent a presentation in accordance with GAAP. In discussing revenue information the Company believes it is important for investors to understand the impact on revenues, on a period-to-period basis, of both non-core businesses disposed of in 2002 and currency exchange rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2003	INTERNATIONAL FLAVORS & FRAGRANCES INC. By: DOUGLAS J. WETMORE —————————————— Name: Douglas J. Wetmore Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of International Flavors & Fragrances Inc., dated July 7, 2003.